EXHIBIT 21 - SIGNIFICANT SUBSIDIARIES OF REGISTRANT
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Peoples First National Bank & Trust Company
Fourth and Kentucky Avenue
Paducah, Kentucky 42002-2200                           Wholly owned

First Kentucky Federal Savings Bank
214 North First Street
Central City, Kentucky 42330-0110                      Wholly owned











































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